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                                                                   EXHIBIT 23.6

                         CONSENT OF FINANCIAL ADVISOR

  We hereby consent to the use in this Registration Statement on Form S-4 of Alabama National BanCorporation of our letter to the Board of Directors of Community Financial Corporation included as Appendix D to the Proxy Statement/Prospectus that is part of the Registration Statement, and to the references to such letter and to our firm in the Proxy Statement/Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          /s/ Brown, Burke Capital Partners,
                                           Inc.
                                          -------------------------------------
                                          Brown, Burke Capital Partners, Inc.

August 6, 1998